EXHIBIT 21.1

INGRAM MICRO INC.,
A Delaware Corporation,
Global Subsidiaries as of September 20, 2001

North America Region

	Name of Subsidiary	Jurisdiction

1.	CD Access Inc.	Iowa

2.	IMI Washington Inc.	Delaware

3.	Ingram Funding Inc.	Delaware

4.	Ingram Micro Asia Holdings Inc. (1)	California

5.	Ingram Micro CLBT Inc.	Delaware

6.	Ingram Micro Delaware Inc.	Delaware

7.	Ingram Micro CLBT (2)	Pennsylvania

8.	Ingram Micro L.P. (3)	Tennessee

9.	Ingram Micro Texas L.P. (4)	Texas

10.	Ingram Micro Inc.	Ontario, Canada

11.	Ingram Micro Holdco Inc.	Ontario, Canada

12.	Ingram Micro LP (5)	Ontario, Canada

13.	Ingram Micro Logistics LP (5)	Ontario, Canada

14.	Ingram Micro Japan Inc.	Delaware

15.	Ingram Micro Management Company	California

16.	Ingram Micro Singapore Inc.	California

17.	Ingram Micro Taiwan Inc.	Delaware

18.	Ingram Micro Texas LLC (6)	Delaware

19.	Intelligent Advanced Systems, Inc. (7)	Delaware

20.	Intelligent Distribution Services, Inc. (7)	Delaware

21.	Intelligent Express, Inc. (7)	Pennsylvania

22.	Intelligent SP, Inc.	Colorado

23.	RND, Inc. (7)	Colorado

Latin America Region

	Name of Subsidiary	Jurisdiction

24.	Computek Enterprises (U.S.A.) Inc. (7)	Florida

25.	Ingram Export Company Ltd.	Barbados

26.	Ingram Micro Argentina, S.A. (8)	Argentina

27.	Ingram Micro Compañia de Servicios, S.A. de C.V. (9)	Mexico

28.	Ingram Micro de Costa Rica, S. de R.L. (8)	Costa Rica

29.	Ingram Micro Latin America	Cayman Islands

30.	Ingram Micro Caribbean	Cayman Islands

31.	Ingram Micro Chile, S.A. (10)	Chile

32.	Ingram Micro do Brazil Holdings Ltda. (11)	Brazil

33.	Ingram Micro Brazil Ltda (12)	Brazil

34.	Ingram Micro Peru, S.A. (13)	Peru

35.	Ingram Micro Logistics Inc. (14)	Cayman Islands

36.	CIM Ventures Inc. (15)	Cayman Islands

37.	Ingram Micro Mexico, S.A. de C.V. (9)	Mexico

38.	Export Services Inc.	California

39.	Ingram Micro Panama, S. de R.L. (8)	Panama

40.	Ingram Micro SB Holdings Inc.	Cayman Islands

41.	Ingram Micro SB Inc.	California

INGRAM MICRO INC.,
A Delaware Corporation,
Global Subsidiaries as of September 20, 2001

Europe Region

	Name of Subsidiary	Jurisdiction

42.	Ingram European Coordination Center N.V. (16)	Belgium

43.	Ingram Micro AB	Sweden

44.	Ingram Micro AS	Norway

45.	Ingram Micro Logistics AS (17)	Norway

46.	Ingram Micro A/S	Denmark

47.	Ingram Micro Logistics A/S	Denmark

48.	Ingram Micro Logistics OY	Finland

49.	Ingram Micro Acquisition Gmbh	Germany

50.	Ingram Micro B.V.	The Netherlands

51.	Micro Communications Services B.V.	The Netherlands

52.	Bright Communications B.V.	The Netherlands

53.	Ingram Micro Frameworks B.V.	The Netherlands

54.	Ingram Micro Purchasing & Warehousing B.V.	The Netherlands

55.	Ingram Micro Europe AG	Switzerland

56.	Ingram Micro Holding Gmbh	Germany

57.	Ingram Micro Hungary Ltd (18)	Hungary

58.	WSH kft	Hungary

59.	Ingram Micro Deutschland Gmbh	Germany

60.	Ingram Micro Gmbh Zweigniederlassung Oesterriech	Austria

61.	Ingram Micro Components (Europe) GmbH	Germany

62.	Ingram Micro Europe GmbH	Germany

63.	Ingram Micro Development GmbH	Germany

64.	Ingram Macrotron AG (96.75%)	Germany

65.	Computer Peripheral Services GmbH	Germany

66.	Future Software Gmbh (90%)	Germany

67.	Ingram Macrotron AG	Switzerland

68.	Ingram Macrotron Distribution Gmbh	Germany

69.	Compu-Shack Electronic Gmbh	Germany

70.	Compu-Shack Praha s.r.o.	Czech Republic

71.	Compushack Distribution	Germany

72.	Compushack Production	Germany

73.	Macrotron Computer Manufacturing	Germany

74.	Ingram Macrotron Gmbh	Austria

75.	Macrotron Systems Gmbh	Germany

76.	Macrotron CAD-CAM Systems	Germany

77.	Macrotron Process Technologies	Germany

78.	Macrotron (UK) Ltd.	England

79.	Ingram Micro Management Gmbh	Germany

80.	Ingram Micro Germany Verwaltungs Gmbh	Germany

INGRAM MICRO INC.,
A Delaware Corporation,
Global Subsidiaries as of September 20, 2001

Europe Region (continued)

	Name of Subsidiary	Jurisdiction

81.	Ingram Micro Holding Limited	United Kingdom

82.	Ingram Micro Finance Center of Excellence Ltd	United Kingdom

83.	Ingram Micro Purchasing Ltd	United Kingdom

84.	Ingram Micro (UK) Limited	United Kingdom

85.	Ingram Micro N.V. (16)	Belgium

86.	Ingram Micro OY	Finland

87.	Ingram Micro Polska Sp. z o. o.	Poland

88.	Ingram Micro Logistics AB	Sweden

89.	Ingram Micro Purchasing & Warehousing Sp. z o. o.	Poland

90.	Ingram Micro S.A.	Spain

91.	Ingram Micro Purchasing & Warehousing SA (19)	Spain

92.	Ingram Micro S.A.R.L.	France

93.	Ingram Micro Purchasing & Warehousing S.A.R.L.	France

94.	Ingram Micro S.p.A. (20)	Italy

95.	Ingram Micro Purchasing & Warehousing SRL (21)	Italy

96.	INGRAM MICRO (Portugal) Comercio Internacional & Serviços Sociedade UNIPESSOAL LDA	Portugal

INGRAM MICRO INC.,
A Delaware Corporation,
Global Subsidiaries as of September 20, 2001

Asia-Pacific Region

	Name of Subsidiary	Jurisdiction

97.	Ingram Micro Asia Ltd (22)	Singapore

98.	Electronic Resources Pakistan Pte Ltd (7)	Singapore

99.	Electronic Resources Systems Pte Ltd (7)	Singapore

100.	Eltee Electronics Pte Ltd (7)	Singapore

101.	Erijaya Pte Ltd (60%)	Singapore

102.	Ingram Micro Australia Pty Ltd	Australia

103.	Electronic Resources Australia (Qld) Pty Ltd (7)	Australia

104.	Electronic Resources Australia (Vic) Pty Ltd (7)	Australia

105.	Ingram Micro Holding (Thailand) Ltd (49%) (7) (23)	Thailand

106.	Ingram Micro (Thailand) Ltd (99.998%) (24)	Thailand

107.	Ingram Micro Hong Kong (Holding) Ltd (7)	Hong Kong

108.	Chinam Electronics Limited (7)	Hong Kong

109.	Ingram Micro (China) Ltd	Hong Kong

110.	Ingram Micro International Trading (Shanghai) Co., Ltd	China

111.	Ingram Micro India Private Limited (51%)	India

112.	Ingram Micro Malaysia Sdn Bhd	Malaysia

113.	Ingram Micro (NZ) Ltd (70%)	New Zealand

114.	Ingram Micro Singapore (Indo-China) Pte Ltd (60%)	Singapore

115.	Ingram Micro Singapore (South Asia) Pte Ltd (51%)	Singapore

116.	Ingram Micro Gulf Fze (7)	United Arab Emirates

117.	Ingram Micro (S.E.A.) Pte Ltd	Singapore

118.	ERIM Sdn Bhd (7)	Malaysia

119.	LT Electronics Sdn Bhd (7)	Malaysia

120.	Megawave Pte Ltd (7)	Singapore

Footnotes:

(1)	Parent of Ingram Micro Asia Ltd, under Asia-Pacific region.

(2)	Pennsylvania business trust, with Ingram Micro Delaware Inc. as trustee and Ingram Micro CLBT Inc. as beneficiary.

(3)	Tennessee limited partnership, with Ingram Micro Inc. (Delaware) as general partner and Ingram Micro Delaware Inc. as limited partner.

(4)	Texas limited partnership, with Ingram Micro Texas LLC (dba IMTX LLC) as general partner and Ingram Micro Delaware Inc. as limited partner.

(5)	Ingram Micro Holdco is general partner with 0.01 interest and Ingram Micro Inc., an Ontario, Canada corporation is limited partner with 99.99 interest.

(6)	Single member limited liability company with Ingram Micro Inc. (Delaware) as its sole member, dba IMTX LLC in Texas.

(7)	Dormant.

(8)	99.998% owned by Ingram Micro Latin America and .002% owned by Ingram Micro Caribbean.

(9)	99.998% owned by Ingram Micro Inc. (Delaware) and .002% owned by Ingram Micro Caribbean.

Footnotes (continued):

(10)	99% owned by Ingram Micro Latin America and 1% owned by Ingram Micro Caribbean.

(11)	99.999% owned by Ingram Micro Latin America and .001% owned by Ingram Micro Caribbean.

(12)	99% owned by Ingram Micro do Brazil Holdings Ltda. and 1% owned by Ingram Micro Caribbean.

(13)	99.998% owned by Ingram Micro Latin America, .001% owned by Ingram Micro Caribbean and .001% owned by Ingram Micro Inc. (Delaware).

(14)	40,000,000 voting preferred shares owned by Ingram Micro Inc. (Delaware) and 10,000,000 non-voting common shares owned by Ingram Micro SB Inc.

(15)	346,800 non-voting shares owned by Ingram Micro Logistics Inc. and 55 Class A preferred voting shares owned by Ingram Micro SB Holdings Inc.

(16)	1 share owned by Ingram Micro Delaware Inc.

(17)	Ingram Micro Logistics AS is currently scheduled to be merged with Ingram Micro AS effective as of January 1, 2001.

(18)	65.6% owned by Ingram Micro Holding Gmbh and 34.4% owned by Compu-Shack Electronic Gmbh.

(19)	6,099 shares owned by Ingram Micro S.A. and 1 share owned by Ingram Micro N.V.

(20)	97% owned by Ingram Micro Inc. and 3% by Ingram Micro N.V.

(21)	99% owned by Ingram Micro SpA and 1% by Ingram Micro N.V.

(22)	Ingram Micro Asia Holdings Inc. owns 99.998% of the issued share capital.

(23)	51% of shares in Ingram Micro Holding (Thailand) Ltd. are held in trust by nominee Thai shareholders on behalf of Ingram Micro Asia Ltd.

(24)	0.00125% of shares in Ingram Micro (Thailand) Ltd. are held in trust by nominee Thai shareholders on behalf of Ingram Micro Asia Ltd., and 0.00025% of shares in Ingram Micro (Thailand) Ltd. are held by Ingram Micro Inc.